UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 15, 2005

FORMFACTOR, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50307 (Commission File Number)	13-3711155 (IRS Employer Identification No.)

7005 Southfront Road, Livermore, CA (Address of Principal Executive Offices)	94551 (Zip Code)

Registrant’s telephone number, including area code: (925) 290-4000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
SIGNATURES

Item 8.01. Other Events

     As reported on November 30, 2004 in the Company’s amended quarterly report on Form 10-Q/A for the nine months ended September 27, 2004, because of two restatements of financial results during fiscal 2004, the Company’s management concluded that a material weakness existed in its internal control over financial reporting. The two restatements, as summarized in the last paragraph below, involved technical accounting issues. The Company’s management believes that the material weakness related to the Company having insufficient personnel resources and technical accounting expertise within its accounting function.

     During 2004, the Company took substantial steps toward remediation of this material weakness including hiring an internal audit director, a new tax director and an additional accounting manager. At the end of the Company’s fiscal 2004, the hiring of a dedicated Chief Financial Officer remained a significant step in the Company’s execution of its remediation plan. Since the Company’s expansion of the role and responsibilities of Jens Meyerhoff to include the position of Chief Operating Officer in addition to the position of Chief Financial Officer in April of 2004, FormFactor sought to hire a dedicated Chief Financial Officer. The Company announced yesterday that Ronald C. Foster will be joining FormFactor as its new Chief Financial Officer. Mr. Meyerhoff will transition from the CFO position to focus his activities on his role as the Company’s Chief Operating Officer, effective March 2, 2005. The management report required by Section 404 of the Sarbanes-Oxley Act of 2002, however, relates to the status of a company’s internal control over financial reporting at the end of its fiscal year. As a result, management will disclose the existence of this material weakness in its management report required by Section 404 of the Sarbanes-Oxley Act and conclude that its internal control over financial reporting was ineffective as of December 25, 2004.

     In addition to this material weakness, the Company’s management has identified a number of other internal control deficiencies and is in the process of evaluating the significance of the deficiencies that existed at fiscal year end, both individually and in the aggregate. The Company is continuing to work to improve its controls and procedures, to implement appropriate remediation steps as may be required, and to educate and train its employees on existing controls and procedures in connection with its efforts to maintain an effective controls infrastructure. The Company’s management is not in a position to definitively state whether it expects to report any additional material weaknesses in its management report on internal control over financial reporting.

     As noted, the Company’s two restatements made during 2004 involved technical accounting issues. The first restatement, affecting fiscal years 2001, 2002 and 2003, reflected a change in the amortization schedule of deferred stock-based compensation recorded in connection with the Company’s June 2003 initial public offering and to reflect a portion of its stock-based compensation amortization in cost of revenues. The aggregate amount of deferred stock-based compensation initially recorded remained unchanged. The adjustment by the first restatement resulted in higher stock based compensation expense for fiscal 2001 through fiscal 2004, and will result in lower stock-based compensation expense in fiscal 2005 through fiscal 2007 related to these refresh grants. The second restatement presented net income (loss) available to common stockholders and restated the Company’s basic and diluted net income (loss) available to common stockholders per share for fiscal years 1999 through 2003 and its pro forma net income (loss) calculation and the related per share amount disclosures under SFAS No. 123 “Accounting for Stock-based Compensation”. The amendments of the second restatement did not affect the Company’s reported net income, or its balance sheet or cash flow statements for any period, nor did they affect the Company’s reported pro forma fully diluted earnings per share for any period.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORMFACTOR, INC.
Date: February 15, 2005	By:	/s/ Jens Meyerhoff
		Name:	Jens Meyerhoff
		Title:	Chief Operating Officer and Chief Financial Officer